UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) March 7, 2012

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On March 1, 2012, the Board of Directors of SWS Group, Inc. (the “Company”) adopted and approved amendments to the Company’s By-Laws. These amendments did not require stockholder approval.

The amendments to the By-Laws provide for separate offices of the Chairman of the Board and the Chief Executive Officer. The amendments add a description of the duties of the Chairman of the Board, revise the description of the duties of the Chief Executive Officer, and make conforming changes to other applicable sections of the By-Laws. The amendments also add the office of Chief Financial Officer and describe the duties of the Chief Financial Officer. The amendments remove the power and authority of the Executive Committee to authorize the issuance of common stock and grant and authorize options.

The description set forth above regarding the amendments to the Company’s By-Laws is qualified in its entirety by reference to the full text of the Restated By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01(c) Exhibits.

Exhibit 3.2	SWS Group, Inc. Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: March 7, 2012	By:	/s/ James H. Ross

James H. Ross
Director, President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.2	SWS Group, Inc. Restated By-Laws

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